EXHIBIT 11
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          Exhibit 11 - Statement Re: Computation of per share earnings

                                                                        (UNAUDITED)
                                                                       THREE MONTHS ENDED
                                                                          MARCH 31,
                                                                     -------------------
                                                                       1997      1996
                                                                     --------   --------
                                                                    (Amounts in thousands,
                                                                   except per share amounts)
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Primary:

  Average shares outstanding                                           8,436     8,220

  Net effect of the assumed exercise of stock options, based on
    the treasury stock method using average market price                 202       283
                                                                      ------    ------
                                                                       8,638     8,503
                                                                      ======    ======
Net income                                                            $2,291    $1,745
                                                                      ======    ======
Income per common share                                               $ 0.27    $ 0.21
                                                                      ======    ======
Fully Diluted:

  Average shares outstanding                                           8,436     8,220

  Net effect of the assumed exercise of stock options, based on
    the treasury stock method using average market price or period       206       303
    ending market price, whichever is higher
                                                                      ------    ------
                                                                       8,642     8,523
                                                                      ======    ======
Net income                                                            $2,291    $1,745
                                                                      ======    ======
Income per common share                                               $ 0.27    $ 0.20
                                                                      ======    ======
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